SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

First Seacoast Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Supplement to Definitive Proxy Statement Dated April 14, 2023

This Supplement is dated April 18, 2023

The section entitled “Information About Voting – Who May Vote at the Meeting” of the Definitive Proxy Statement, dated April 14, 2023, for the 2023 Annual Meeting of Stockholders is hereby revised with respect the number of shares of common stock outstanding as of the close of business on March 31, 2023, as follows:

INFORMATION ABOUT VOTING

Who May Vote at the Meeting

You are entitled to vote your shares of Company common stock if our records show that you held your shares as of the close of business on March 31, 2023. As of the close of business on March 31, 2023, a total of ~~5,077,016~~ 5,075,138 shares of common stock were outstanding. Each share of common stock has one vote.

Our Articles of Incorporation provides that record holders of our common stock who beneficially own, either directly or indirectly, more than 10% of our outstanding shares of common stock are not entitled to any vote with respect to the shares held in excess of the 10% limit.

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